Exhibit 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-8 of Surgicare, Inc. of our report dated March 19, 2003, which is included in the annual report on Form 10-K for the year ended December 31, 2002.




WEINSTEIN SPIRA & COMPANY, P.C.
Houston, Texas
October 24, 2003